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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 1, 2000.
                                                           -----------

                                 E.PIPHANY, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

           Delaware                   0-26881                 77-0443392
--------------------------------------------------------------------------------
 (State or other jurisdiction       (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)


        1900 South Norfolk Street, Suite 310, San Mateo, California 94403
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (650) 356-3800
                                                           ---------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

     On March 28, 2000, E.piphany, Inc. announced that it had entered into an Agreement and Plan of Reorganization, dated as of March 27, 2000 (the "Reorganization Agreement"), with iLeverage Corporation, a developer of marketing solutions for digital marketplaces ("iLeverage").

     On May 1, 2000, the Merger was consummated by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As a result of the Merger, iLeverage became a wholly-owned subsidiary of E.piphany. The Merger was intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and was intended to be accounted for as a purchase transaction.

     Under the terms of the Merger, an aggregate of 181,649 shares of E.piphany common stock were exchanged for all outstanding shares of iLeverage stock and 63,486 shares of E.piphany common stock were set aside for the conversion of iLeverage options and warrants assumed by E.piphany in the transaction.

     In connection with the Merger, 18,165 shares of E.piphany's common stock issuable in respect of the iLeverage stock at the closing of the Merger were placed in escrow with State Street Bank & Trust Company, N.A. for up to twelve
(12) months from the date of the Merger. The escrow fund will be available to compensate E.piphany for losses resulting from any inaccuracy in the representations or warranties of iLeverage contained in the Reorganization Agreement or any failure to comply with any covenant contained in the Reorganization Agreement.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       E.PIPHANY, INC.

                                       /s/ KEVIN J. YEAMAN
                                       --------------------------------------
                                       Kevin J. Yeaman
                                       Chief Financial Officer

                                       Date:  May 30, 2000



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